UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

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THE PRUDENTIAL SERIES FUND
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus

THE PRUDENTIAL SERIES FUND

SP International Value Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
January 16, 2015

To the Shareholders:

On September 18-19, 2014, at a meeting of the Board of Trustees of The Prudential Series Fund (PSF or the Trust), the Trustees approved replacing Thornburg Investment Management, Inc. (Thornburg) as subadviser to the SP International Value Portfolio (the Portfolio), a series of the Trust, with Lazard Asset Management LLC (Lazard), effective November 24, 2014.

Prudential Investments LLC (PI) as the investment manager of the Portfolio (the Manager) has: (i) entered into a new subadvisory agreement with Lazard relating to the Portfolio (the New Subadvisory Agreement); and (ii) terminated the subadvisory agreement with Thornburg relating to the Portfolio. The investment management agreement relating to the Portfolio will not change as a result of Lazard’s replacement of Thornburg as subadviser to the Portfolio.

This information statement describes the circumstances surrounding the Board of Trustees’ approval of the New Subadvisory Agreement and provides you with an overview of its terms. PI will continue as the Portfolio’s investment manager. This information statement does not require any action by you. It is provided to inform you about Lazard’s replacement of Thornburg as subadviser to the Portfolio.

By order of the Board,

Deborah A. Docs

Secretary

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at http://www.PrudentialAnnuities.com/investor/invprospectus

THE PRUDENTIAL SERIES FUND

SP International Value Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
January 16, 2015

This information statement is being furnished in lieu of a proxy statement to beneficial shareholders of the SP International Value Portfolio (the Portfolio), a series of The Prudential Series Fund (PSF or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (the SEC). The Manager of Managers Order permits the Portfolio’s investment managers to hire new subadvisers that are not affiliated with the investment managers and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees of the Trust, without obtaining shareholder approval.[1]

PSF is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). PSF is organized as a Delaware statutory trust. The Portfolio is a series of the Trust.

The Trustees of PSF are collectively referred to herein as the “Board” or “Trustees.” The principal executive offices of PSF are located at 100 Mulberry Street, Newark, NJ 07102-4077. Prudential Investments LLC (PI or the Manager) serves as the investment manager of the Portfolio.

This information statement relates to the approval by the Board of a new subadvisory agreement for the Portfolio (the New Subadvisory Agreement). At a meeting of the Board held on September 17-18, 2014, the Board, including a majority of the Trustees who were not parties to the New Subadvisory Agreement and were not interested persons of those parties, as defined in the 1940 Act (the Independent Trustees), unanimously approved: (i) a New Subadvisory Agreement between the Manager and Lazard Asset Management LLC (Lazard) with respect to the Portfolio; (ii) the termination of the previous subadvisory agreement between the Manager and Thornburg Investment Management, Inc. (Thornburg) with respect to the Portfolio (the Prior Subadvisory Agreement). This new subadvisory arrangement became effective as of November 24, 2014. The investment objective of the Portfolio has not changed. This new subadvisory arrangement with Lazard does not affect the Portfolio’s other subadvisory arrangement with LSV Asset Management (LSV). The subadvisory agreement with LSV with respect to the Portfolio was last approved by the Trustees, including a majority of the Independent Trustees, on June 18-19, 2014.

This information statement will be mailed on or about January 16, 2015 to shareholders investing in the Portfolio as of November 24, 2014.

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

[1] See Notice of Application (Release No. IC – 22139)(Aug. 13, 1996) and Order (Release No. IC – 22215)(Sept. 11, 1996).

NEW SUBADVISORY AGREEMENT

Approval of a New Subadvisory Agreement

As required by the 1940 Act, the Board of PSF and the Board of the Advanced Series Trust (AST) (the AST Board, and together with the Board, the Boards) considered: (i) a proposed subadvisory agreement (the AST Agreement, and together with the New Subadvisory Agreement, the Subadvisory Agreements) among PI, AST Investment Services, Inc. (ASTIS) and Lazard for the AST International Value Portfolio (the AST Portfolio, and together with the Portfolio, the International Value Portfolios); and (ii) the New Subadvisory Agreement between the Manager and Lazard for the Portfolio. Each of the Subadvisory Agreements relate to the appointment of Lazard to replace Thornburg as a subadviser for the International Value Portfolios. The Boards, including a majority of the Independent Trustees, met on September 17-18, 2014 and approved each of the Subadvisory Agreements for an initial two year period, after concluding that approval of the Subadvisory Agreements was in the best interests of the International Value Portfolios and their beneficial shareholders.

In advance of the Meeting, the Boards requested and received materials relating to the Subadvisory Agreements, and had the opportunity to ask questions and request further information in connection with its consideration.

In approving the Subadvisory Agreements, the Boards, including the Independent Trustees advised by independent legal counsel, considered the factors they deemed relevant, including the nature, quality and extent of services to be provided to the International Value Portfolios by Lazard; comparable performance information; the fees paid by the Manager to Lazard; the potential for economies of scale that may be shared with the International Value Portfolios and their shareholders; and other benefits to Lazard. In connection with their deliberations, the Boards considered information provided by the Manager and Lazard at or in advance of the Meeting. In their deliberations, the Boards did not identify any single factor which alone was responsible for the Boards’ decision to approve the Subadvisory Agreements with respect to the International Value Portfolios.

The Boards determined that the overall arrangements between the Manager and Lazard are appropriate in light of the services to be performed and the fee arrangement under the Subadvisory Agreements and such other matters as the Boards considered relevant in the exercise of their business judgment.

The material factors and conclusions that formed the basis for the Boards’ reaching their determinations to approve the Subadvisory Agreements are separately discussed below.

Nature, Quality and Extent of Services

The Boards received and considered information regarding the nature and extent of services provided to the International Value Portfolios by Thornburg and those that would be provided by Lazard under the proposed Subadvisory Agreements, noting that the nature and extent of services under the existing and new subadvisory agreements were generally similar in that Thornburg and Lazard were each required to provide day-to-day portfolio management services and comply with all portfolio policies and applicable rules and regulations.

With respect to the quality of services, the Boards considered, among other things, the background and experience of the portfolio managers of Lazard. The Boards were also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to Lazard. The Boards noted that they received a favorable compliance report from PSF’s Chief Compliance Officer as to Lazard.

The Boards concluded that, based on the nature of the proposed services to be rendered, the background information that they reviewed about Lazard, it was reasonable to expect that they would be satisfied with the nature, extent and quality of investment subadvisory services to be provided to the International Value Portfolios by Lazard.

Performance

The Boards received and considered information regarding the investment performance of other accounts managed by Lazard utilizing an investment strategy similar to the strategy proposed for the International Value Portfolios. The Boards concluded that they were satisfied with the performance of Lazard.

Investment Subadvisory Fee Rates

The Boards considered the proposed contractual and effective subadvisory fee rates to be paid by the Manager to Lazard under the Subadvisory Agreements. The Boards considered that based on the portion of the net assets managed by Thornburg as of August 14, 2014, the effective subadvisory fee rate that would have been paid to the Lazard under the AST Subadvisory Agreement (i.e., 0.311%)

was higher than the effective subadvisory fee rate paid to Thornburg under the current subadvisory arrangements (i.e., 0.304%). The Boards also noted that based on the portion of the net assets managed by Thornburg as of August 14, 2014, the effective subadvisory fee rate that would be paid to Lazard under the New Subadvisory Agreement (i.e., 0.311%) was higher than the effective subadvisory fee rate paid to under Thornburg under the current subadvisory arrangements (i.e., 0.304%).

The Boards noted that the subadvisory fees are paid by the Manager to the relevant subadviser(s) for a portfolio, and therefore any change in the subadvisory fee rate for the International Value Portfolios will not change the investment management fee paid by the International Value Portfolios or their shareholders. Instead, the increase in the effective subadvisory fee rate for the International Value Portfolios will decrease the net investment management fee retained by the Manager. The Boards also noted that they would review the management fee paid to the Manager by the International Value Portfolios in connection with future annual reviews of advisory agreements. The Boards concluded that the proposed subadvisory fees were reasonable.

Profitability

Because the engagement of Lazard is new, there was no historical profitability information with respect to the proposed subadvisory arrangement for the International Value Portfolios. As a result, the Boards did not consider this factor. The Boards noted that they would consider profitability information as part of future annual reviews of advisory agreements.

Economies of Scale

The Boards noted that the proposed subadvisory fee schedules for the International Value Portfolios contained breakpoints that reduced the fee rates on assets above specified levels.  The Boards noted that they would consider economies of scale in connection with the annual reviews of advisory agreements.

Other Benefits to Lazard

The Boards considered potential “fall-out” or ancillary benefits anticipated to be received by Lazard in connection with the International Value Portfolios. The Boards concluded that any potential benefits to be derived by Lazard were consistent with those generally derived by other subadvisers to other portfolios of PSF, and that those benefits are reviewed on an annual basis. The Boards concluded that any potential benefits to be derived by Lazard included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds. The Boards noted that they would review ancillary benefits in connection with future annual reviews of advisory agreements.

***

After full consideration of these factors, the Boards concluded that approving the Subadvisory Agreements was in the best interests of the International Value Portfolios and their beneficial shareholders.

The New Subadvisory Agreement is attached as Exhibit A.

Information about Lazard

Lazard, an indirect, wholly-owned subsidiary of Lazard Ltd., is known for its global perspective on investing and decades of experience with global, regional and domestic portfolios. With more than 300 investment personnel worldwide, Lazard offers investors an array of equity, fixed income, and alternative investment solutions from its network of offices throughout the world. As of September 30, 2014, Lazard had over $178 billion in assets under management. Lazard’s address is 30 Rockefeller Plaza, New York, New York 10112-6300. Additional information relating to the management of Lazard and other funds managed by Lazard is set forth in Exhibit B.

Terms of the New Subadvisory Agreement

With the exception of fees, the material terms of the New Subadvisory Agreement are substantially similar to the material terms of the Prior Subadvisory Agreement. Lazard is compensated by the Manager (and not the Portfolio) for the portion of assets it manages. The subadvisory fee rate under the Prior Subadvisory Agreement, the subadvisory fee rate under the New Subadvisory Agreement and the fees paid to Thornburg for the fiscal year ended December 31, 2013 are set forth below:

Prior Subadvisory Fee Rates*	New Subadvisory Fee Rates**	Subadvisory Fees for the Fiscal Year Ended December 31, 2013
0.35% of average daily net assets to $100 million; 0.30% of average daily net assets over $100 million	0.35% of average daily net assets on first $300 million; 0.30% of average daily net assets over $300 million	$195,706

 * For purposes of the subadvisory fee calculation, the assets of the Portfolio managed by Thornburg will be aggregated with assets in any other retail and insurance funds/portfolios that are subadvised by Thornburg, managed by PI and/or ASTIS, and have substantially the same investment strategy (i.e. the AST Portfolio, the Target International Equity Portfolio and Prudential International Value Fund).

** For purposes of the subadvisory fee calculation, the assets of the Portfolio proposed to be managed by Lazard will be aggregated with assets in any other retail and insurance funds/portfolios that are subadvised by Lazard, managed by PI and/or ASTIS, and have substantially the same international investment strategy (i.e. the AST Portfolio, the Target International Equity Portfolio and Prudential International Value Fund).

The New Subadvisory Agreement provides, as did the Prior Subadvisory Agreement, that subject to the supervision of the Manager and the Board, Lazard is responsible for managing the investment operations of a portion of the assets of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, Lazard will provide the Manager with access to all books and records required to be maintained by an investment adviser and will render to the Board such periodic and special reports as the Board may reasonably request.

The New Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the New Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the New Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust’s management agreement with the Manager, and (iii) the New Subadvisory Agreement may be terminated at any time by Lazard or the Manager on not more than 60 days’ nor less than 30 days’ written notice to the other party to the New Subadvisory Agreement.

The New Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Lazard will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

Information about the LSV and the Portfolio’s Other Subadvisory Agreement

Lazard co-subadvises the Portfolio along with LSV. The Board approved the subadvisory agreement with LSV at a meeting of the Board held on June 18-19, 2014. The New Subadvisory Agreement with Lazard does not affect the subadvisory agreement with LSV with respect to the Portfolio. The subadvisory fee rate under the subadvisory agreement with LSV and the fees paid to LSV for the fiscal year ended December 31, 2013 are set forth below:

Subadviser	Fee Rate*	Subadvisory Fees for the Fiscal Year Ended December 31, 2013
LSV	0.45% of average daily net assets to $150 million; 0.425% of average daily net assets from $150 million to $300 million; 0.40% of average daily net assets from $300 million to $450 million; 0.375% of average daily net assets from $450 million to $750 million; and 0.35% of average daily net assets over $750 million	$253,521

*LSV: For purposes of calculating the subadvisory fee payable to LSV, the assets managed by LSV in the Portfolio are aggregated with the assets managed by LSV in: (i) the SP Global Portfolio; (ii) the AST International Value Portfolio of Advanced Series Trust (AST); (iii) the AST Advanced Strategies Portfolio of AST; (iv) the Target International Equity Portfolio of The Target Portfolio Trust; (v) the Prudential International Value Fund of Prudential World Fund, Inc.; and (vi) and any other portfolio subadvised by LSV on behalf of AST Investment Services, Inc. and/or PI pursuant to substantially the same investment strategy.

MANAGEMENT OF THE TRUST

The Manager

The Trust is managed by PI, Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

As of October 31, 2014, PI served as the investment manager to all of the Prudential US and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $249.3 billion. PI is a wholly-owned subsidiary of PIFM Holdco, LLC, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential).

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust (the Management Agreement), the Manager, subject to the supervision of the Trust’s Board and in conformity with the stated policies of the Portfolio, manages both the investment operations and composition of the Portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Portfolio. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Portfolio. The Manager continues to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Management Agreement was last approved by the Trustees, including a majority of the Independent Trustees, on June 19, 2014.

The Manager is specifically responsible for overseeing and managing the Portfolio and Lazard. In this capacity, the Manager reviews the performance of the Portfolio and Lazard and makes recommendations to the Board with respect to the retention of investment subadvisers, the renewal of contracts, and the reorganization and merger of portfolios of the Trust, and other legal and compliance matters. The Manager utilizes the Strategic Investments Research Group (SIRG), a unit of PI, to assist the Manager in regularly evaluating and supervising the Portfolio and Lazard, including with respect to investment performance. SIRG is a centralized research department of PI that is comprised of a group of highly experienced analysts. SIRG utilizes proprietary processes to analyze large quantities of industry data, both on a qualitative and quantitative level, in order to effectively oversee the Portfolio and Lazard. The Manager utilizes this data in directly overseeing the Portfolio and Lazard. SIRG provides reports to the Board and presents to the Board at special and regularly scheduled Board meetings. The Manager bears the cost of the oversight program maintained by SIRG.

In addition, the Manager generally provides all of the administrative functions necessary for the organization, operation and management of the Trust and its portfolios. The Manager administers the Trust’s corporate affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, the Trust’s custodian (the Custodian), and the Trust’s transfer agent. The Manager is also responsible for the staffing and management of dedicated groups of legal, marketing, compliance and related personnel necessary for the operation of the Trust. The legal, marketing, compliance and related personnel are also responsible for the management and oversight of the various service providers to the Trust, including, but not limited to, the custodian, transfer agent, and accounting agent. The management services of the Manager to the Trust are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

The primary administrative services furnished by the Manager are more specifically detailed below:

•	furnishing of office facilities;
•	paying salaries of all officers and other employees of the Manager who are responsible for managing the Trust and the Portfolio;
•	monitoring financial and shareholder accounting services provided by the Trust’s custodian and transfer agent;
•	providing assistance to the service providers of the Trust and the Portfolio, including, but not limited to, the custodian, transfer agent, and accounting agent;
•	monitoring, together with Lazard, the Portfolio’s compliance with its investment policies, restrictions, and with federal and state laws and regulations, including federal and state securities laws, the Internal Revenue Code and other relevant federal and state laws and regulations;
•	preparing and filing all required federal, state and local tax returns for the Trust and the Portfolio;
•	preparing and filing with the SEC on Form N-CSR the Trust’s annual and semi-annual reports to shareholders, including supervising financial printers who provide related support services;
•	preparing and filing with the SEC required quarterly reports of portfolio holdings on Form N-Q;

•	preparing and filing the Trust’s registration statement with the SEC on Form N-1A, as well as preparing and filing with the SEC supplements and other documents, as applicable;
•	preparing compliance, operations and other reports required to be received by the Trust’s Board and/or its committees in support of the Board’s oversight of the Trust; and
•	organizing the regular and any special meetings of the Board of the Trust, including the preparing Board materials and agendas, preparing minutes, and related functions.

Expenses Borne by the Manager. In connection with their management of the corporate affairs of the Trust, the Manager bears certain expenses, including, but not limited to:

•	the salaries and expenses of all of their and the Trust’s personnel except the fees and expenses of Trustees who are not affiliated persons of the Manager or Lazard;
•	all expenses incurred by the Manager or the Trust in connection with managing the ordinary course of a Trust’s business, other than those assumed by the Trust as described below;
•	the fees, costs and expenses payable to Lazard pursuant to the New Subadvisory Agreement; and
•	with respect to the compliance services provided by the Manager, the cost of the Trust’s Chief Compliance Officer, the Trust’s Deputy Chief Compliance Officer, and all personnel who provide compliance services for the Trust, and all of the other costs associated with the Trust’s compliance program, which includes the management and operation of the compliance program responsible for compliance oversight of the Portfolio and Lazard.

Expenses Borne by the Trust. Under the terms of the Management Agreement, the Trust is responsible for the payment of Trust expenses not paid by the Manager, including:

•	the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust’s assets payable to the Manager;
•	the fees and expenses of Trustees who are not affiliated persons of the Manager or Lazard;
•	the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing the Trust’s shares;
•	the charges and expenses of the Trust’s legal counsel and independent auditors;
•	brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;
•	all taxes and corporate fees payable by the Trust to governmental agencies;
•	the fees of any trade associations of which the Trust may be a member;
•	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;
•	the cost of fidelity, directors and officers and errors and omissions insurance;
•	the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Trust’s registration statements and prospectuses for such purposes;
•	allocable communications expenses with respect to investor services and all expenses of shareholders’ and Trustees’ meetings and of preparing, printing and mailing reports and notices to shareholders; and
•	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust’s business and distribution and service (12b-1) fees.

The Management Agreement provides that the Manager will not be liable for any error of judgment by PI or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically, if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Manager or the Trust by the Board or vote of a majority of the outstanding voting securities of the Trust, (as defined in the 1940 Act) upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

For its services, the Portfolio compensates the Manager as follows:

Portfolio	Investment Management Fee Rate*	Aggregate Investment Management Fees for Fiscal Year Ended December 31, 2013
PSF SP International Value Portfolio	0.90% of average daily net assets	$1,203,090

Directors and Officers of PI

Set forth below is the name, title and principal occupation of the principal executive officer of PI. There are no directors of PI. The address of the principal executive officer of PI is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. None of the officers or directors of PI are also officers or directors of Lazard.

Name	Position with PI	Principal Occupations
Stuart S. Parker	Chief Executive Officer, Officer-In-Charge, President, Senior Vice President and Chief Operating Officer	President of Prudential Investments LLC (since January 2012); Senior Vice President (since October 2007); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005-December 2011).

Set forth below is a list of the Officers of the Trust who are also officers or directors of PI.

Name	Position with Trust	Position with PI
Deborah A. Docs	Secretary	Assistant Secretary and Vice President
Andrew R. French	Assistant Secretary	Assistant Secretary and Vice President
Claudia DiGiacomo	Assistant Secretary	Assistant Secretary and Vice President
Chad A. Earnst	Chief Compliance Officer	N/A
Raymond A. O’Hara	Chief Legal Officer	Chief Legal Officer, Executive Vice President and Secretary
Jonathan D. Shain	Assistant Secretary	Assistant Secretary and Vice President
M. Sadiq Peshimam	Treasurer & Principal Financial and Accounting Officer	Treasurer and Vice President

Custodian

The Bank of New York Mellon, One Wall Street, New York, New York 10286, serves as custodian for the Portfolio’s securities and cash, and, in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Sub-custodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

BNY Mellon Asset Servicing (U.S.) Inc. (BNYAS) serves as sub-transfer agent to the Trust. PMFS has contracted with BNYAS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS compensates BNYAS for such services.

Distribution

Prudential Investment Management Services LLC (PIMS) distributes the shares of the Portfolio under a Distribution Agreement with PSF. PIMS' principal business address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-3777.

The Portfolio only offers Class I shares. Class I shares of the Portfolio are sold without any sales charge at the net asset value of the Portfolio. Under the Distribution Agreement, Class I shares do not pay a 12b-1 fee. The Portfolio did not incur any 12b-1 fees for the most recently completed fiscal year.

Brokerage

The Portfolio did not pay any commissions to affiliated broker-dealers for the fiscal year ended December 31, 2013.

Shareholder Communication Costs

The Portfolio will pay for the costs associated with preparing and distributing this information statement.

Shareholder Proposals

PSF, as a Delaware statutory trust, is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or PSF’s Trust Agreement and Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of PSF must be received by PSF at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in PSF’s proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Annual and Semi-Annual Reports

PSF’s annual reports, semi-annual reports and information statements are sent to shareholders. Only one copy of a report or information statement, as applicable, may be delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of PSF’s most recent annual report, semi-annual report or information statement may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 or by calling (800) 778-2255 (toll free).

Shareholder Information

Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.

Deborah A. Docs
Secretary

Dated: January 16, 2015

THE PRUDENTIAL SERIES FUND

SP International Value Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this 24th day of September, 2014 between Prudential Investments LLC (PI or the Manager), a New York limited liability company and Lazard Asset Management LLC, a Delaware limited liability company (Lazard or the Subadviser),

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) dated January 1, 2006, with The Prudential Series Fund (the Trust), a Delaware statutory trust and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI acts as Manager of the Trust; and

WHEREAS, the Manager, acting pursuant to the Management Agreement, desires to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust's portfolio as delegated to the Subadviser by the Manager, including the purchase, retention and disposition thereof, in accordance with the Trust's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, as provided to the Subadviser, being herein called the "Prospectus"), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the applicable provisions of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and the Trust's valuation procedures as provided to it by the Manager (the Trust Documents) and with the instructions and directions of the Manager and of the Board of Trustees of the Trust, co-operate with the Manager' (or their designees') personnel responsible for monitoring the Trust's compliance and will conform to, and comply with, the applicable requirements of the 1940 Act, the Commodity Exchange Act of 1936, as amended (the CEA), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, provide reasonable assistance to the Manager who will prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Manager shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities, and other instruments to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers or dealers or, including any person or entity affiliated with the Subadviser (collectively, Brokers), to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by Brokers who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Manager (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through Brokers (including, to the extent legally permissible, Brokers affiliated with the Subadviser) seeking to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Trust to pay any such Brokers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another Broker would have charged for effecting that transaction, if the brokerage or research services provided by such Broker, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission. On occasions when the Subadviser deems the purchase or sale of a security, or other instrument to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities, or other instruments to be sold or purchased. In such event, allocation of the securities, or other instruments so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable under the circumstances and consistent with its fiduciary obligations to the Trust and to such other clients.

For purposes of clarity, Lazard has delegated certain non-investment management functions to State Street Bank and Trust Company, its third party administrative services provider (State Street).

(iv) The Subadviser shall maintain all books and records with respect to the Trust's portfolio transactions effected by it as required by Rule 31a-l under the 1940 Act, and shall render to the Trust's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust's securities.

(v) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust's assets it manages, and shall provide the Manager with such information upon request of the Manager.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manage the Trust in a "manager-of-managers" style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Sub adviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Manager and the Trust intend to rely on Rule 17a-l0, Rule l0f-3, Rule 12d3-1 and Rule 17e-l under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust's portfolio or any other transactions of Trust assets.

(c) The Subadviser shall keep the Trust's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Trust required by Rule 31a-I under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will tender promptly to the Trust any of such records upon the Trust's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) The Subadviser is exempt from registration as a commodity trading advisor (CTA) with the Commodity Futures Trading Commission (the CFTC). The Subadviser expects to continue to rely on such exemption during the term of this Agreement. Further, the Subadviser agrees to notify the Manager in the event that it is no longer able to rely upon any exemption from registration as a CTA or will register as so required and update its Form ADV Part 2A as necessary.

(e) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(f) The Subadviser shall furnish to the Manager upon reasonable request copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures, if any, pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(g) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust's portfolio, subject to such reasonable reporting and other requirements as shall be established by the Manager, and subject to Subadviser’s receipt of timely notification of such proxies from the Trust’s Custodian.

(h) Upon reasonable request from the Manager, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Manager in valuing investments of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the investments being valued.

2. The Manager shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Trust's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3. For the services provided pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust's average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager' receipt of payment from the Trust for management services described under the Management Agreement between the Fund and the Manager. Expense caps or fee waivers for the Trust that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Trust may have against the Subadviser under federal or state securities laws. Subadviser shall have no liability for the acts or omissions of the Custodian, or any Broker. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Manager' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The obligations of the Co-Managers are joint and several. The Subadviser shall indemnify the Manager, their affiliated persons, their officers, directors and employees, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Manager of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary or (2) to the Subadviser at Lazard Asset Management LLC, 30 Rockefeller Plaza, 55th Floor, New York, New York 10112, Attention: General Counsel.

6. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, and reports to shareholders which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. During the term of this Agreement, the Manager also agree to furnish the Subadviser, upon request, representative samples of marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public, which make reference to the Subadviser. The Manager further agrees to prospectively make reasonable changes to such materials upon the Subadviser's written request, and to implement those changes in the next regularly scheduled production of those materials. All such prospectuses, proxy statements, replies to shareholders, marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public which make reference to the Subadviser may be furnished to the Subadviser hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery.

7. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

8. This Agreement shall be governed by the laws of the State of New York.

9. Any question of interpretation of any term or provision of this Agreement having a counterpart or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By: /s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: Senior Vice President

LAZARD ASSET MANAGEMENT LLC

By: /s/ Charles L. Carroll

Name: Charles L. Carroll

Title: Deputy Chairman

SCHEDULE A

THE PRUDENTIAL SERIES FUND

As compensation for services provided by Lazard Asset Management LLC (Lazard), Prudential Investments LLC (PI) will pay Lazard an advisory fee on the net assets managed by Lazard that is equal, on an annualized basis, to the following:

Proposed Subadvisory Arrangements	Advisory Fee*
PSF SP International Value Portfolio	0.35% of average daily net assets on first $300 million; 0.30% of average daily net assets over $300 million

* For purposes of the Subadvisory fee calculation, the assets proposed to be managed by Lazard in the Portfolio will be aggregated with assets in any other retail and insurance funds/portfolios that are subadvised by Lazard, managed by PI and/or AST Investment Services, Inc., and have substantially the same international equity investment strategy (i.e. AST International Value Portfolio, the Target International Equity Portfolio and Prudential International Value Fund).

Dated as of: September 24, 2014

MANAGEMENT OF LAZARD ASSET MANAGEMENT LLC

Lazard Asset Management LLC (“Lazard”), an indirect, wholly-owned subsidiary of Lazard Ltd, is known for its global perspective on investing and decades of experience with global, regional and domestic portfolios. With more than 300 investment personnel worldwide, they offer investors an array of equity, fixed income, and alternative investment solutions from their network of offices throughout the world. As of September 30, 2014, Lazard had over $178 billion in assets under management. Lazard’s address is 30 Rockefeller Plaza, New York, New York 10112-6300.

The table below lists the name, address, and position for Lazard’s principal executive officer and each director.

Name & Address*	Position
Ashish Bhutani	Director, CEO
Kenneth Jacobs	Director
Alexander Stern	Director

*Unless otherwise noted, the principal address for each director is 30 Rockefeller Plaza, New York, New York 10112-6300.

COMPARABLE FUNDS FOR WHICH LAZARD SERVES AS ADVISER OR SUBADVISER

The following table lists certain information regarding comparable funds to which Lazard provides investment advisory services, other than the Portfolio:

Fund	Net Assets (as of 11/30/2014)	Fee Paid to Lazard

AST International Value	$1,002.8	0.35% on the first $300 million; 0.30% over $300 million

Target International Equity Fund	$193.5	0.35% on the first $300 million; 0.30% over $300 million

Madison International Stock Fund	$33.1	0.55% on the first $50 million; 0.50% over $50 million

Voya Multi-Manager International Equity Fund	$87.6	0.40% on the first $300 million; 0.35% on the next $200 million; 0.30% over $500 million

SHAREHOLDER INFORMATION

As of January 2, 2015, the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of January 2, 2015, the owners, directly or indirectly, of more than 5% of the outstanding shares of any share class of the Portfolio were as follows:

Portfolio Name	Shareholder Name	Registration	Shares/Percentage
PSF SP International Value Portfolio	Pruco Life Insurance Company PLAZ Life, Attn: Separate Accounts	213 Washington Street, 7th Fl Newark, NJ 07102	5,782,912 / 51.86%
	Pruco Life Insurance Company PLAZ Annuity, Attn: Separate Accounts	213 Washington Street, 7th Fl Newark, NJ 07102	4,466,856 / 40.06%